Exhibit 8.1

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

May 14, 2009

Board of Directors

General Motors Corporation

300 Renaissance Center

Detroit, Michigan 48265-3000

Ladies and Gentlemen:

We have acted as counsel to General Motors Corporation, a Delaware corporation (“GM”), in connection with the registration of exchange offers and consent solicitations for certain outstanding notes (the “Exchange Offers”), pursuant to the Registration Statement on Form S-4, as amended or supplemented through the date hereof, originally filed with the Securities and Exchange Commission on April 27, 2009 (the “Registration Statement”). Unless otherwise indicated, capitalized terms not defined herein shall have the meaning set forth in the Registration Statement. This opinion letter is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) such agreements, documents and other instruments as we have deemed necessary or appropriate (the aforementioned documents together, the “Documents”), and have made such inquiries of such officers and representatives of GM and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

In rendering our opinion, we have assumed that (i) the Registration Statement reflects all facts relating to the issuance, terms and registration of the Exchange Offers, (ii) the transactions described in the Registration Statement will be effected as set

Board of Directors

General Motors Corporation

May 14, 2009

forth therein, and (iii) any statement in the Registration Statement made “to the knowledge of,” qualified by materiality or similarly qualified is correct without such qualification.

Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and qualifications set forth below, the discussion in the Registration Statement under the heading “Material United States Federal Income Tax Considerations,” insofar as it relates to matters of United States federal income tax law and the regulations or legal conclusions with respect thereto, constitutes our opinion of the material United States federal income tax consequences to GM and to the holders of the outstanding notes of GM and GM Nova Scotia.

We express no opinion concerning any tax consequences other than those specifically set forth herein. Specifically, we are unable to render an opinion whether the Exchange Offers will constitute a tax-free reorganization or a taxable exchange. As discussed in the text of the Registration Statement under “Material United States Federal Income Tax Considerations,” which text constitutes our opinion as noted above, whether the Exchange Offers constitute a tax-free reorganization or taxable exchange depends on whether the surrendered notes may be treated as “securities” for purposes of section 368 of the Tax Code. The courts have stated that the qualification of notes as “securities” for this purpose is a question of fact, taking into account the totality of the facts and circumstances in each case. Because of the inherently factual nature of the inquiry, we are unable to render an opinion on this issue. You should be aware that legal opinions are not binding upon the Internal Revenue Service (the “Service”) or the courts, and there can be no assurance that the Service would not assert a contrary position.

Our opinion is based on current provisions of the Tax Code, the Treasury regulations promulgated thereunder, published pronouncements of the Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the registration of the Exchange Offers, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matter other than those specifically covered by the foregoing opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm therein under the headings “Legal Matters.” In giving this consent, we do not admit that we are experts within the meaning

Board of Directors

General Motors Corporation

May 14, 2009

of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/    Weil, Gotshal & Manges LLP